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                                                                   Exhibit 10.6
                              COMMISSION AGREEMENT

This Commission Agreement (this "Agreement") is entered into as of the 1st day of April 2000 among Bassoe Offshore (USA), Inc. ("Bassoe"), SEACOR SMIT Inc. ("SEACOR", and together with Bassoe, the "Agents") and Chiles Offshore LLC ("Company").

WHEREAS, Company is negotiating to enter into various transactions for the construction of a jackup mobile offshore drilling unit (the "Vessel") by Keppel FELS Limited ("Builder") and one or more options to construct additional jackup mobile offshore drilling units (the "Option Vessels") at Builder's Singapore yard or the Brownsville, Texas yard of Builder's affiliate, Amfels, Inc. (collectively, the "Transaction");

WHEREAS, Agents have provided and continue to provide various services and assistance to Company in connection with the Transaction, and Company and Agents desire to memorialize their agreement for payment of commissions to Agents for such services, upon the terms contained herein.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Company and Agents agree as follows:

     1. COMMISSIONS. Agents shall provide such services as are reasonably requested by Company in connection with the negotiation and consummation of the Transaction regarding construction of the Vessel and any Option Vessels. In consideration for such services, Company shall pay Agents a commission equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Base Commission") in connection with the Vessel, One Million Dollars ($1,000,000) of which shall be payable to SEACOR and Five Hundred Thousand Dollars ($500,000) of which shall be payable to Bassoe. The Base Commission shall be payable by Company to Agents within sixty (60) days after delivery of the Vessel to Company by Builder. On the first Option Vessel, Company shall pay Agents a commission equal to One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) (the "First Option Commission") in connection with the First Option Vessel, One Million Dollars ($1,000,000) of which shall be payable to SEACOR and Two Hundred and Fifty Thousand Dollars ($250,000) of which shall be payable to Bassoe. The First Option Commission shall be payable by Company to Agents within sixty (60) days after delivery of the Vessel to Company by Builder. Commissions on the additional option units, if any, shall be agreed in writing between the parties on or before the execution of a construction contract for such Additional Option Vessel. Payment of commissions due Agents under this Agreement shall be made by Company in accordance with written instructions from Agents, but shall be subject to any applicable exchange control laws or regulations.

     2. NO AUTHORITY TO CONTRACT. Agents shall not have, nor shall they represent themselves as having, any authority to make contracts or any other legal commitments in the name of or binding on Company or to pledge Company's credit or to extend credit in Company's name.

     3. EXPENSES. Agents agree to assume all expenses incurred and all disbursements by them as agents of Company hereunder. Agents shall not incur any liability for such expenses and disbursements for the account of Company and shall indemnify Company in relation thereto. Notwithstanding the foregoing, Company shall reimburse Agents for all expenses incurred and all disbursements by them, which are incurred or disbursed with the prior written approval of Company.


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     4.   COMPANY'S PROPERTY. Any property of Company received by Agents under this Agreement shall be held by them for the account of Company, and upon request from Company, such property shall be returned to Company in as good a condition as when received by Agents, ordinary wear and tear excepted. All records or papers of any kind relating to Company's business shall remain the property of Company and shall be returned by Agents to Company on demand.

     5. TRADE SECRETS. Agents shall not acquire any rights to and goodwill, trademark, copyright, trade secret or other property of Company. If during the term of this Agreement any such rights should become vested in Agents by imposition of law or otherwise, Agents agree they will, on Company's request or on termination of this Agreement, assign any and all such rights to Company, together with any related good will. Nothing contained herein, however, shall require Agents to assign to Company any goodwill, trademark, copyright or other trade secret relating exclusively to equipment and services other than Company's or to the business of either Agent other than their business under this Agreement.

     6. INDEMNIFICATION. Each party agrees to indemnify each of the other parties and its agents, servants and employees against all claims, damages, losses and expenses, including reasonable attorneys' fees, arising out of performance of such party's work which is caused in whole or in part by such party's negligent act or omission or that of any person employed by such party for whose acts or omissions such party is liable.

     7.   REPRESENTATIONS BY AGENTS.

          a) Each Agent represents that it owns and will own any bank account into which it directs payments to be made by Company hereunder.
          b) Each Agent agrees not to make any direct or indirect payments or provide any other benefits to directors, officer or employees of any Client of Company.
          c) Each Agent agrees not to make any direct or indirect payments to any government officials or any direct or indirect payments that are illegal under any applicable law.
          d) Each Agent agrees to conduct its activities in accordance with all applicable laws.
          e) Each agent agrees to keep all information furnished by Company confidential and not release same to any third party without the prior written consent of Company.

     8. TERM. This Agreement shall be effective upon execution and shall continue in effect until the delivery of the Vessel and the Option Vessels, if any, and the expiration of any option periods under Company's agreement with the Builder.

     9. PROHIBITION OF ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by any party without the prior written consent of the other parties.

     10. NOTICES. Any notices provided for under this Agreement shall be in writing and shall be delivered personally, by certified or registered mail, postage prepaid, to the address shown below or by facsimile (with verification of receipt). Notices given or served pursuant hereto shall be effective upon receipt by the party to be notified.

                  If to Bassoe:     Bassoe Offshore (USA), Inc.
                                    2000 West Loop South, Suite 2110
                                    Houston, TX  77027
                                    Facsimile No.: 713-850-9180



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                  If to SEACOR:     SEACOR SMIT Inc.
                                    1370 Avenue of the Americas, 25th Floor
                                    New York, New York 10019-4602
                                    Facsimile No.: (212) 582-8522

                  If to Company:    Chiles Offshore LLC

                                    I. 11200 Richmond, Suite 490
                                    II. Houston, TX 77082-2618
                                    Facsimile No.: 713-339-3888

         Either party may change its address for notices under this Agreement by notice to the other parties as outlined above.

1. GOVERNING LAW. This Agreement and any disputes between the parties shall be construed under the laws of the State of Texas, without giving effect to any conflict of law rules or provisions.

2. FURTHER ASSURANCES. Each party shall execute such other deeds, assignments, endorsements and other instruments and evidences of transfer, give such further assurances and perform such acts which are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



BASSOE OFFSHORE (USA), INC.

"Bassoe"

By: /s/ Jonathan B. Fairbanks
    -------------------------------------
Name:  Jonathan B. Fairbanks
    -------------------------------------
Title: President
    -------------------------------------


SEACOR SMIT Inc.

"SEACOR"

By: /s/ Randall Blank
    -------------------------------------
Name:  Randall Blank
    -------------------------------------
Title: Executive Vice President
    -------------------------------------




CHILES OFFSHORE LLC

"Company"

By: /s/ William E. Chiles
    -------------------------------------
Name:  William E. Chiles
    -------------------------------------
Title: President
    -------------------------------------